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                                                                       EXHIBIT 5

                      NIXON, HARGRAVE, DEVANS & DOYLE LLP
                              437 Madison Avenue
                           New York, New York 10022



                               December 3, 1998


PSINet Inc.
510 Huntmar Park Drive
Herndon, Virginia  20170

Ladies and Gentlemen:

     We have acted as counsel to PSINet Inc., a New York corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") to be filed by the Company on or about December 3, 1998 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offer by the Company of $350,000,000 aggregate principal amount of the Company's new 11 1/2 % Senior Notes Due 2008, Series B (the "Exchange Notes"), to be issued under the Indenture dated as of November 3, 1998, as amended (the "Indenture"), by and between the Company and Wilmington Trust Company, as trustee (the "Trustee"), in exchange for a like principal amount of the Company's outstanding 11 1/2 % Senior Notes Due 2008, Series A (the "Initial Notes" and, together with the Exchange Notes, the "Notes"), as contemplated by the Registration Rights Agreement dated as of November 3, 1998 and the Registration Rights Agreement dated as of November 13, 1998 (collectively, the "Registration Rights Agreements") by and among the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Morgan Stanley & Co. Incorporated.

     In connection with the foregoing, we have examined the Registration Statement and the preliminary prospectus contained in the Registration Statement (the "Preliminary Prospectus"), the Indenture, the Registration Rights Agreements and the form of Exchange Notes set forth in the Indenture and the form of Statement of Eligibility and Qualification on Form T-1 of the Trustee filed as an exhibit to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and other documents and have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions expressed below.

     As to questions of fact material to our opinions expressed herein, we have, when relevant facts were not independently established, relied upon certificates of, and information received from, the Company, the Trustee and/or representatives of the Company and/or the Trustee. We have made no independent investigation of the facts stated in such certificates or as to any information received from the Company, the Trustee and/or representatives of the Company
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PSINet Inc.
December 3, 1998
Page 2

and/or the Trustee and do not opine as to the accuracy of such factual matters. We also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials.

     In rendering the following opinions, we have assumed, without investigation, the authenticity of any document or other instrument submitted to us as an original, the conformity to the originals of any document or other instrument submitted to us as a copy, the genuineness of all signatures on such originals or copies, and the legal capacity of natural persons who executed any such document or instrument at the time of execution thereof. We assume also that the Exchange Notes have been or will be duly and validly authenticated. Additionally, we have assumed, but not independently verified, that the factual matters set forth in the statements made in the Registration Statement, including, without limitation, those matters set forth and statements made in the Prospectus under the caption "Certain Federal Income Tax Considerations", are true and correct and we have relied upon such factual matters and statements in rendering the opinion expressed herein.

     Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the law of the State of New York and the federal law of the United States of America.

     Based upon and subject to the foregoing and the other qualifications and limitations contained herein, we are of the opinion that:

     1. After (a) the Commission shall have entered an appropriate order declaring effective the Registration Statement, as amended, and (b) the Exchange Notes have, if required, been duly qualified or registered, as the case may be, for sale under applicable state securities laws, and duly issued, executed, authenticated and delivered by each of the Company and the Trustee upon consummation of the Exchange Offer against receipt of the Initial Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer and the Indenture, the Exchange Notes will be valid and binding obligations of, and enforceable against, the Company in accordance with their terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, principles of commercial reasonableness and materiality and an implied covenant of good faith and fair dealing.

     2. The opinions referred to as the opinions of counsel in the Preliminary Prospectus under the caption "Certain Federal Income Tax Considerations", are our opinions, insofar as they are statements of United States federal income tax law or conclusions with respect to United States federal income tax law. Our opinions are based upon existing United States federal income tax law and present interpretations thereof. We can give no assurance that such opinions will continue to be our opinions if existing United States federal income tax laws, or the interpretations thereof, are changed or modified hereafter.
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PSINet Inc.
December 3,1998
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name as it appears under the captions "Certain Federal Income Tax Considerations" and "Legal Matters" in the Preliminary Prospectus.

     We wish to advise you that certain attorneys with Nixon, Hargrave, Devans & Doyle LLP own certain shares of the Company's Common Stock and that we represent the Trustee from time to time on certain matters.

                                    Very truly yours,

                                    /s/ Nixon, Hargrave, Devans & Doyle LLP